               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               THE GENERAL CHEMICAL GROUP INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                                                                   April 7, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The General Chemical Group Inc. (the 'Annual Meeting') to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware on Tuesday, May 12, 1998 at 9:30 a.m. local time.

     The Annual Meeting has been called for the purpose of (i) electing eight Directors for a one-year term; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors; and (iii) considering and voting upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 6, 1998 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors recommends that you vote 'FOR' the election of the eight nominees of the Board of Directors as Directors of the Company and the ratification of Deloitte & Touche LLP as the Company's independent auditors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Very truly yours,
                                          RICHARD R. RUSSELL
                                          Richard R. Russell
                                          President, Chief Executive Officer
                                            and Director

                        THE GENERAL CHEMICAL GROUP INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE GENERAL CHEMICAL GROUP INC. ('the Company') will be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware on Tuesday, May 12, 1998 at 9:30 a.m. local time for the following purposes:

          1. The election of eight Directors for a one-year term;

          2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

          3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 6, 1998 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's Voting Stock (i.e., Common Stock and Class B Common Stock) of record at the close of business on the record date will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     In the event that there are not sufficient shares of Voting Stock to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

Hampton, New Hampshire
April 7, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        THE GENERAL CHEMICAL GROUP INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842
                            ------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998
                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The General Chemical Group Inc., a Delaware corporation (the 'Company'), for use at the Company's Annual Meeting of Stockholders to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, May 12, 1998 at 9:30 a.m. local time, and any adjournments or postponements thereof (the 'Annual Meeting').

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

          1. The election of eight directors, each for a one-year term, such term to continue until the 1999 annual meeting of stockholders and until each Director's successor is duly elected and qualified, or until such Director's earlier resignation or removal;

          2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

          3. Such other business that may properly come before the Annual
             Meeting.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 7, 1998 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors (the 'Board'), has fixed the close of business on April 6, 1998 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the 'Record Date'). Only holders of record of Common Stock and Class B Common Stock at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 11,205,991 shares of Common Stock and 9,758,421 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 145 holders of record of Common Stock and approximately 3 holders of record of Class B Common Stock. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to cast one vote for each such share and each holder of a share of Class B Common Stock outstanding as of the close of business on the Record Date will be entitled to cast ten votes for each such share with respect to each matter submitted at the Annual Meeting.

     The presence, in person or by proxy, of shares of Common Stock and Class B Common Stock (collectively the 'Voting Stock') representing a majority of the voting power of the outstanding shares of Voting Stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the Director-nominees as Directors of the Company. With respect to Proposal
2 -- Ratification of the Appointment of Deloitte & Touche LLP as the Company's independent auditors, the affirmative vote of a majority of the voting power of the Voting Stock present, or represented, and entitled to vote is required for approval. Shares that reflect abstentions or 'broker non-votes' (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Generally, abstentions are treated as votes cast against a particular proposal submitted at the Annual Meeting. Broker non-votes will have no effect on the outcome of the election of the Directors.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF VOTING STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES AND RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH ANY INSTRUCTIONS CONTAINED THEREON. IF INSTRUCTIONS ARE NOT GIVEN THEREON, PROPERLY EXECUTED PROXIES WILL BE VOTED 'FOR' THE ELECTION OF THE EIGHT DIRECTOR-NOMINEES LISTED IN THIS PROXY STATEMENT AND 'FOR' THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information with respect to the beneficial ownership of more than five percent of the Company's Common Stock and Class B Common Stock as of March 1, 1998. For information concerning ownership by management, see 'Management Stockholders.'

                                                                                      SHARES OF CLASS
                                                      SHARES OF         PERCENT OF           B           PERCENT OF
NAME OF BENEFICIAL OWNER                           COMMON STOCK(1)       CLASS(2)     COMMON STOCK(2)     CLASS(1)
------------------------------------------------   ---------------      ----------    ---------------    ----------

Mr. Paul M. Montrone(3).........................      9,758,421(4)          47%          9,758,421(4)        100%
J. P. Morgan & Co. Incorporated(5)..............        947,000(6)           5%(7)         --              --
Franklin Resources Inc.(8)......................        887,600(9)           4%(7)         --              --
Equitable Life Assurance Society(10)............        650,000(11)          3%(7)         --              --
Network Fund III, Ltd.(12)......................        600,000(13)          3%(7)         --              --

------------

 (1) Applicable percentage figures based on 11,203,825 shares of Common Stock and 9,758,421 shares of Class B Common Stock as of March 1, 1998. The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock.

 (2) Holders of Class B Common Stock may convert each such share of Class B Common Stock at any time and from time to time into one fully-paid and nonassessable share of Common Stock.

 (3) The address for Mr. Montrone is c/o The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

 (4) See footnote (5) of 'Management Stockholders' table.

 (5) The address of J. P. Morgan & Co. Incorporated is 60 Wall Street, New York, NY 10260.

 (6) The information presented herein is based solely upon a Schedule 13G/A filing made with the United States Securities and Exchange Commission (the 'SEC') by J.P. Morgan & Co. Incorporated ('J.P. Morgan') on February 13, 1998. According to such filing, J.P. Morgan possesses sole voting power over 871,200 of the above shares and sole dispositive power of 947,000 of the above shares.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock. Prior to such conversion, the percentage ownership of Common Stock for each of J.P. Morgan, Franklin Resources, Inc. ('Franklin'), Equitable Life Assurance Society ('Equitable') and Network Fund III, Ltd. ('Network') is 8%, 8%, 6% and 5%, respectively.

 (8) The address of Franklin Resources, Inc., Mr. Charles B. Johnson and Mr. Rupert H. Johnson, Jr. is 777 Mariners Island Boulevard, 6th Floor, San Mateo, CA 94404. The address of Franklin Mutual Advisers, Inc. is 51 John
     F. Kennedy Parkway, Short Hills, NJ 07078. See footnote 9 to this table.

 (9) The information presented herein is based solely upon a Schedule 13G filing made with the SEC by Franklin on February 4, 1998. According to such filing, Franklin filed such Schedule 13G on behalf of the following group of individuals: (i) Franklin itself (parent holding company); (ii) Mr. Charles B. Johnson, (principal shareholder of parent holding company);
     (iii) Mr. Rupert H. Johnson, Jr. (principal shareholder of parent holding company); and (iv) Franklin Mutual Advisors, Inc. (investment advisor). According to the Schedule 13G filing, Franklin Mutual Advisors, Inc. possesses sole voting power over 887,600 of the above shares and sole dispositive power over 887,600 of the above shares. Neither Franklin nor Messrs. Charles or Rupert Johnson possess sole voting or sole dispositive power over any of the above shares.

(10) The address of Equitable Life Assurance Society is City Place House, 55 Basinghall Street, London EC2V 5DR, England.

(11) The information presented herein is based solely upon a Schedule 13D filing made with the SEC by Equitable on May 2, 1997. According to such filing, Equitable possesses sole voting and sole dispositive power over all of the above shares.

(12) The address of each Network Fund III, Ltd. and Mr. John W. Gildea is c/o Gildea Management Co., 115 East Putnam Avenue, Greenwich, CT 06830. See footnote 13 to this table.

(13) The information presented herein is based solely upon a Schedule 13D filing made with the SEC by Network on May 2, 1997. According to such filing, Network filed such Schedule 13D on behalf of Network itself and Mr. John W. Gildea, a director of the Company. According to the Schedule 13D filing, Network possesses sole voting power over 500,000 shares of the above shares and sole dispositive power over 500,000 of the above shares while Mr. Gildea possesses sole voting and sole dispositive power over all of the above shares. See footnote 6 to the 'Management Stockholders' table.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of the Company consists of eight members, each serving a one-year term, with all being elected by the Company's stockholders at each annual meeting. Seven of the Company's eight current Directors were elected at the Company's 1997 Annual Meeting of Stockholders, which meeting was held on May 13, 1997. In 1997 the Company's Board was expanded from seven to eight members and Mr. John W. Gildea was subsequently elected by the Board as a Director on June 4, 1997.

     At the Annual Meeting, eight Directors will be elected to serve until the 1999 annual meeting of stockholders and until such Director's successor is duly elected and qualified or until his earlier resignation or removal. The Nominating Committee has recommended, and the Board has nominated, each of Messrs. Paul M. Montrone (Chairman), Philip E. Beekman, John W. Gildea, Gerald
J. Lewis, Paul M. Meister, Richard R. Russell, Scott M. Sperling and Ira Stepanian, for re-election as Directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Montrone, Beekman, Gildea, Lewis, Meister, Russell, Sperling and Stepanian as Directors. Each Director-nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend.

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary for the election of each nominee as a Director of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS NOMINEES (ALL FOR A TERM EXPIRING IN 1999)

     Paul M. Montrone, 56, Chairman of the Board, has been a Director of the Company since 1988 and was President of the Company from 1987 to 1994. Mr. Montrone has been Chairman of the Board of Fisher Scientific International Inc. ('Fisher') since March 1998, and President and Chief Executive Officer and a Director of Fisher since prior to 1993. Mr. Montrone was Vice Chairman of Abex Inc. ('Abex'), from prior to 1993 to June 1995. Mr. Montrone is also a Director of Waste Management, Inc. (refuse to energy).

     Philip E. Beekman, 66, has been a Director of the Company since 1996. Mr. Beekman has been President of Owl Hollow Enterprises (consulting and investment) since prior to 1993, and was Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc. (retail) from prior to 1993 to 1994. Mr. Beekman is also a Director of BT Office Products International, Inc., Linens 'n Things Inc., Consolidated Cigar Corp. and Kendle International Inc.

     John W. Gildea, 54, has been a Director of the Company since 1997. He has been Managing Director of Gildea Management Company (investment management firm) since prior to 1993. Mr. Gildea is also a Director of FAC Realty Trust, Inc., American Service Group, Inc. and Barry's Jewelers, Inc.

     Gerald J. Lewis, 64, has been a Director of the Company since 1996. Judge Lewis has been Chairman of Lawsuit Resolution Services since 1997. He was of counsel to the law firm of Latham & Watkins from prior to 1993 to 1997.

     Paul M. Meister, 45, has been a Director of the Company since 1996. Mr. Meister has been Vice Chairman of the Board of Fisher since March 1998, and Senior Vice President and Chief Financial Officer of Fisher since prior to 1993. Mr. Meister was Senior Vice President of Abex from prior to 1993 to 1995. Mr. Meister is also a Director of Mineral Technologies Inc., M&F Worldwide Corp. and Wheelabrator Technologies Inc. (refuse to energy).

     Richard R. Russell, 55, has been President and Chief Executive Officer and a Director of the Company since 1994. Mr. Russell has been President and Chief Executive Officer and a Director of the Company's General Chemical Corporation subsidiary since 1986.

     Scott M. Sperling, 40, has been a Director of the Company since 1996. Mr. Sperling has been a Managing Director of Thomas H. Lee Company (private equity investment firm) since September 1994. Mr. Sperling was Managing Partner of The Aeneas Group Inc., a private capital affiliate of Harvard Management Company, from prior to 1993 to September 1994. Mr. Sperling is also a Director of Beacon Properties, Inc., Fisher, The Learning Center, Livent, Inc., Safelite Glass Corp. and several private corporations.

     Ira Stepanian, 61, has been a Director of the Company since 1996. Mr. Stepanian was Chairman and Chief Executive Officer of Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston from prior to 1993 until 1995.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board held five (5) meetings during fiscal 1997. During fiscal 1997, each of the incumbent Directors attended at least 75 percent of the total number of meetings of the Board and of the Committees of which he was a member. The Company's Board has established an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Option Committee.

     The Audit Committee consists of Messrs. Beekman, Lewis and Stepanian, with Judge Lewis serving as Chairman. It is responsible for, among other things, recommending the firm to be appointed as independent public accountants to audit the Company's financial statements and to perform services related to the audit; approving in advance the general nature of each professional service performed by the independent public accountants; reviewing the scope and the results of the audit with the independent public accountants; reviewing with management and the independent public accountants the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent public accountants if any; considering the effect of such performance on the independent public accountants' independence; directing and supervising, when appropriate, special investigations into matters within the scope of the independent public accountants duties; and performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time. The Audit Committee met twice during fiscal 1997.

     The Compensation Committee consists of Messrs. Beekman, Meister and Sperling, with Mr. Beekman serving as Chairman. The Committee is responsible for, among other things, reviewing and recommending compensation arrangements for Directors and officers; approving such arrangements for other senior level employees; administering certain benefit and compensation plans of the Company and its subsidiaries; monitoring the activities of an internal committee of members of management established to carry out policies and guidelines with respect to such plans; and performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time. The Compensation Committee met twice during fiscal 1997.

     The Executive Committee consists of Messrs. Montrone, Russell and Stepanian, with Mr. Montrone serving as Chairman. The Executive Committee possesses and may exercise during the interval between meetings of the Board all the powers of the Board. The Committee is responsible for overseeing the management and direction of all business and affairs of the Company, in such manner as the Executive Committee deems in the best interests of the Company. Meetings may be called by the Chief Executive Officer or the Chairman of the Committee. The Executive Committee did not meet during fiscal year 1997.

     The Nominating Committee consists of all members of the Board, with Mr. Montrone serving as Chairman. The Nominating Committee is responsible for nominating persons for election to the Board. The Nominating Committee will consider nominees properly recommended by stockholders. The Nominating Committee met once during fiscal 1997.

     The Option Committee consists of Messrs. Beekman, Lewis and Sperling with Mr. Beekman serving as Chairman. The Committee is responsible for authorizing and awarding incentive and non-qualified stock options, stock appreciation rights, restricted shares, and restricted units and other forms of incentive compensation and administering the plans and programs relating thereto. The Option Committee met once during fiscal 1997.

COMPENSATION OF DIRECTORS

     The Non-Employee Directors of the Company are entitled to receive cash and other compensation pursuant to the plans described below.

     Cash Compensation. Non-Employee Directors of the Company receive compensation of $40,000 per year, with no additional fees for attendance at the Company's Board or committee meetings. Employee Directors are not paid any fees or additional compensation for service as members of the Company's Board or any of its committees. All Directors are reimbursed for expenses incurred in connection with attending the Company's Board and committee meetings.

     Deferred Compensation Plan for Non-Employee Directors. Pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors, any Director entitled to compensation may elect, generally prior to the commencement of any calendar year, to have all or any portion of such Director's compensation for such calendar year and for succeeding calendar years credited to a deferred compensation account. Amounts credited to the Director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments at the Director's discretion commencing on the first business day of the calendar year following the year in which the Director ceases to serve on the Company's Board or of a later calendar year specified by such Director.

     Retirement Plan for Non-Employee Directors. Pursuant to the Company's Retirement Plan for Non-Employee Directors, any Non-Employee Director who retires from the Company's Board with at least five years of service as a Director (other than Messrs. Montrone and Meister) will be eligible for an annual retirement benefit for the remainder of such Director's lifetime. The annual retirement benefit is equal to 50 percent of the Director fee in effect at the date of such Director's retirement for a Director who retires with five years of eligible service and is increased by 10 percent of the Director fee in effect at the date of such Director's retirement for each additional year of service, up to 100 percent of such fee for 10 or more years of service as a Director or for Directors who retire after age 70. Payment of the retirement benefits to any Director will commence upon the later of the Director's retirement from the Company's Board or the attainment of age 60. Retirement benefits may be suspended or terminated if the retired Director refuses to render consultative services and advice to the Company or engages in any activity which competes with the Company's business.

     Restricted Unit Plan for Non-Employee Directors. Pursuant to the Company's Restricted Unit Plan for Non-Employee Directors, each Non-Employee Director of the Company (other than Messrs. Montrone and Meister), upon becoming a Director of the Company, receives a one-time grant of 5,000 restricted units under the Restricted Unit Plan for Non-Employee Directors evidencing a right to receive shares of Common Stock, subject to certain restrictions. The Company will maintain a memorandum account for each Director who received the grant of restricted units and credit to such account the amount of any cash dividends and shares of stock of any subsidiary distributed on the shares of Common Stock ('Dividend Equivalents') underlying such Director's restricted units from the date of grant until the payment date described below. No shares of Common Stock will be issued at the time restricted units are granted, and the Company will not be required to set aside a fund for any such grant or for amounts credited to the memorandum account. Pursuant to the terms of the Plan neither the restricted units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of. Twenty-five percent of the restricted units and the related Dividend Equivalents will vest for each year of service as a Director of the Company. Vested restricted units and the related Dividend Equivalents will not be payable until the Director ceases to be a member of the Company's Board. At that time, the Director will receive one share of Common Stock for each vested restricted unit, provided that a Director may elect, prior to the date on which restricted units vest, to have payment deferred to a later date. Any restricted units and related Dividend Equivalents that have not vested at the time the Director ceases to be a Director of the Company will be cancelled unless service has terminated because of death or disability, in which event all such restricted units and related Dividend Equivalents will vest immediately. When payment of restricted units is made, Non-Employee Directors (other than Messrs. Montrone and Meister) will also receive cash and securities equal to the related Dividend Equivalents, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes. In the event of a stock dividend, stock split, recapitalization, merger, liquidation or similar event, the Board, in its sole discretion, may make equitable adjustments in outstanding awards and the number of shares of Common Stock reserved for issuance under the plan.

                            MANAGEMENT STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock as of March 1, 1998 by (i) each Director and Named Executive Officer of the Company, and (ii) all Directors and executive officers of the Company as a group.

                                                                                       SHARES OF CLASS
                                                         SHARES OF       PERCENT OF           B           PERCENT OF
            NAME OF BENEFICIAL OWNER(1)               COMMON STOCK(2)     CLASS(3)     COMMON STOCK(4)     CLASS(3)
---------------------------------------------------   ---------------    ----------    ---------------    ----------
Paul M. Montrone...................................       9,758,421(5)       47%          9,758,421           100%
John W. Gildea.....................................         605,000(6)(7)      3%           --                --
Richard R. Russell.................................          43,388(8)     *                --                --
Ralph M. Passino...................................          32,194(9)     *                --                --
James N. Tanis.....................................          25,194(10)    *                --                --
Bodo B. Klink......................................          13,963(11)    *                --                --
DeLyle W. Bloomquist...............................          13,706(12)    *                --                --
Philip E. Beekman..................................          10,000(7)     *                --                --
Gerald J. Lewis....................................           5,000(7)     *                --                --
Scott M. Sperling..................................           5,000(7)     *                --                --
Ira Stepanian......................................           5,000(7)     *                --                --
Paul M. Meister....................................           3,000(13)    *                --                --
All Directors and executive officers as a group (14
  persons).........................................      10,542,714(14)      50%          9,758,421           100%

------------

* Less than 1%

 (1) The address for all Directors and executive officers is c/o The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

 (2) Assumes conversion of shares of Class B Common Stock into shares of Common Stock.

 (3) Applicable percentage figures are based on 11,203,825 issued and outstanding shares of Common stock and 9,758,421 outstanding shares of Class B Common Stock as of March 1, 1998. The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock.

 (4) Holders of Class B Common Stock may convert each such share of Class B Common Stock at any time and from time to time into one fully-paid and non-assessable share of Common Stock.

 (5) Includes 3,283,344 shares of Class B Common Stock held by a grantor retained annuity trust of which Mr. Montrone and his wife, Ms. Sandra G. Montrone, are co-trustees (the '1996 GRAT'). By virtue of her position as co-trustee, Ms. Montrone may be deemed the beneficial owner of all shares held by the 1996 GRAT. In April 1996, the Company entered into a Stockholder Agreement with the 1996 GRAT and Mr. Montrone pursuant to which the 1996 GRAT granted to the Company a right of first refusal with respect to any transfer of shares of Common Stock by the 1996 GRAT through March 1, 2001. In exchange, the Company agreed to register for sale under the Securities Act of 1933, as amended, at any time beginning on March 1, 1997 and ending on March 1, 2001 shares of Common Stock which the 1996 GRAT may from time to time distribute to Mr. Montrone or his assignees, although Mr. Montrone would not be obligated to sell any such shares of Common Stock. Also includes 4,000,000 shares of Class B Common Stock held by a grantor retained annuity trust, of which Mr. and Ms. Montrone are co-trustees (the '1998 GRAT'). Does not include 100,000 shares of Common Stock held by a charitable foundation, of which Mr. Montrone is a Director and Ms. Montrone is a Director and officer. By virtue of their positions with the charitable foundation, Mr. and Ms. Montrone may be deemed to be beneficial owners of the shares of Common Stock held by the charitable foundation. Mr. and Ms. Montrone disclaim any beneficial ownership of the 100,000 shares of Common Stock held by the charitable foundation. The shares of Class B Common Stock beneficially owned by Mr. Montrone represents 90% of the combined voting power of the outstanding shares of the Voting Stock.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Includes 25,000 shares of Common Stock held by a defined benefit plan of Gildea Investment Company, of which Mr. Gildea is an officer and the sole stockholder. Also includes 500,000 shares of Common Stock beneficially owned by Network Fund III, Ltd., a mutual fund managed by Gildea Management Company, of which Mr. Gildea is the Chairman of the Board of Directors, Chief Executive Officer, President and sole stockholder. Also includes 5,000 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors. See footnote 7 to this table. See footnote 13 to 'Principal Stockholders' table.

 (7) Includes 5,000 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors. Pursuant to this plan, twenty-five percent of the restricted units and related Dividend Equivalents (as defined in the plan) vest for each year of service as a Non-Employee Director. Except as otherwise provided in the plan, vested restricted units are payable when the grantee ceases to be a Director of the Company.

 (8) Includes an aggregate of 22,388 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 11,194 restricted units vested on November 15, 1996 and 11,194 restricted units vested on May 15, 1997.

 (9) Consists of an aggregate of 11,194 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 5,597 restricted units vested on November 15, 1996 and 5,597 restricted units vested on May 15, 1997, options to purchase 12,000 shares of Common Stock, which options vested on May 15, 1997, and 9,000 shares of Common Stock held by Mr. Passino's wife and children. Mr. Passino disclaims any beneficial ownership of the 9,000 shares of Common Stock held by his wife and children.

(10) Includes an aggregate of 11,194 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 5,597 restricted units vested on November 15, 1996 and 5,597 restricted units vested on May 15, 1997. Also includes options to purchase 12,000 shares of Common Stock, which options vested on May 15, 1997.

(11) Includes an aggregate of 7,463 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 3,731 restricted units vested on November 15, 1996 and 3,732 restricted units vested on May 15, 1997. Also includes options to purchase 6,000 shares of Common Stock, which options vested on May 15, 1997.

(12) Includes an aggregate of 8,706 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 4,353 restricted units vested on November 15, 1996 and 4,353 restricted units vested on May 15, 1997. Also includes options to purchase 4,500 shares of Common Stock, which options vested on May 15, 1997.

(13) Consists of an aggregate of 3,000 restricted units granted pursuant to the Company's Restricted Unit Plan, of which 1,500 restricted units vested on November 15, 1996 and 1,500 restricted units vested on May 15, 1997.

(14) Includes 9,758,421 shares of Class B Common Stock which may be converted by the holder thereof at any time and from time to time into a like number of fully-paid and nonassessable shares of Common Stock, 12,191 restricted units granted pursuant to the Company's Restricted Unit Plan which have become vested, 25,000 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors, which vest according to the schedule described in footnote 7 above, and options to purchase 6,000 shares of Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') requires the Company's Directors, executive officers and owners of more than ten percent of a registered class of the Company's equity securities to file initial reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Pursuant to regulations promulgated by the SEC, reporting persons must furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 1997, the
Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

              COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table summarizes the compensation paid to the Company's Chief Executive Officer and to its four other most highly compensated executive officers or key employees (the 'Named Executives') with respect to Fiscal Years 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                  -------------------------------------------------
                                                                    OTHER ANNUAL
  NAME AND PRINCIPAL POSITION     YEAR    SALARY $    BONUS $     COMPENSATION $(1)
-------------------------------   ----    --------    --------    -----------------
Richard R. Russell.............   1997     400,000     375,000          --
  President, Chief Executive      1996     400,000     425,000          --
  Officer and Director            1995     350,000     400,000        300,000

Ralph M. Passino...............   1997     250,000     225,000          --
  Vice President and              1996     250,000     265,000          --
  Chief Financial Officer         1995     235,000     210,000        150,000

James N. Tanis.................   1997     250,000     225,000          --
  Vice President and General      1996     250,000     225,000          --
  Manager -- Derivative           1995     235,000     185,000        150,000
  Products and Services of
  General Chemical

DeLyle W. Bloomquist...........   1997     180,000     150,000          --
  Vice President and General      1996     140,000     125,000          --
  Manager -- Industrial           1995      95,000      50,000         18,000
  Chemicals of General
  Chemical

Bodo B. Klink..................   1997     205,000     120,000          --
  Vice President, Business        1996     195,000     150,000          --
  Development and Services        1995     185,000     120,000         85,000
  of General Chemical

                                       LONG TERM COMPENSATION
                                   -------------------------------
                                          AWARDS
                                   --------------------    PAYOUTS
                                   RESTRICTED SECURITIES   -------           ALL
                                    STOCK    UNDERLYING     LTIP            OTHER
  NAME AND PRINCIPAL POSITION      AWARDS    OPTIONS #     PAYOUTS    COMPENSATION $(2)
-------------------------------    -------   ----------    -------    -----------------
Richard R. Russell.............     --          --          --              46,000
  President, Chief Executive        --         400,000      --              49,000
  Officer and Director              --          --          --              39,000

Ralph M. Passino...............     --          --          --              28,000
  Vice President and                --          65,000      --              30,000
  Chief Financial Officer           --          --          --              23,000

James N. Tanis.................     --          --          --              28,000
  Vice President and General        --          65,000      --              28,000
  Manager -- Derivative             --          --          --              23,000
  Products and Services of
  General Chemical

DeLyle W. Bloomquist...........     --          10,000      --              20,000
  Vice President and General        --          30,000      --              16,000
  Manager -- Industrial             --          --          --              11,000
  Chemicals of General
  Chemical

Bodo B. Klink..................     --           5,000      --              20,000
  Vice President, Business          --          20,000      --              20,000
  Development and Services          --          --          --              15,000
  of General Chemical

------------

(1) Amounts shown include dividend awards made pursuant to equity programs in place prior to the Company's initial public offerings of Common Stock in May 1996 (the 'IPO') (the 'Prior Equity Programs') which vest and are payable over three years. There were no further awards under these programs following the IPO.

(2) Amounts listed in this column reflect the Company's contributions to the Company's Savings and Profit Sharing Plan and Supplemental Savings Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted by the Company to the Named Executives during fiscal year 1997:

                                NUMBER OF
                               SECURITIES           % OF TOTAL
                               UNDERLYING         OPTIONS GRANTED    EXERCISE PRICE    EXPIRATION         GRANT DATE
                             OPTIONS GRANTED       TO EMPLOYEES          ($/SH)           DATE       PRESENT VALUE ($)(1)
                           -------------------    ---------------    --------------    ----------    --------------------
DeLyle W. Bloomquist....          10,000                 10%             20.875         3/18/2007           101,000
Bodo B. Klink...........           5,000                  5%             20.875         3/18/2007            50,500

------------

(1) The values listed in this column are based on the Black-Scholes pricing model. The estimated values are based on a number of variables and include the following assumptions: interest rate of 5.5 percent, stock price volatility of 41 percent and annualized dividend yield of 0.7 percent. The estimated values are not intended as a forecast of the future appreciation in the price of the Company's stock. If the Company's stock does not increase in value above the exercise price of the stock options, then the grants described in the table will have no value. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model or any other model applied to the stock options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table includes information for each Named Executive with regard to the aggregate number of stock options held on December 31, 1997. No stock options were exercised by Named Executives in 1997.

                                                                        NUMBER OF                  VALUE OF UNEXERCISED
                                                                  SECURITIES UNDERLYING               IN- THE- MONEY
                                                                  UNEXERCISED OPTIONS AT                OPTIONS AT
                                                                  DECEMBER 31, 1997 (#)          DECEMBER 31, 1997 ($)(1)
                            SHARES ACQUIRED       VALUE        ----------------------------    ----------------------------
                            ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                            ---------------    ------------    -----------    -------------    -----------    -------------
Richard R. Russell.......       --                 --             --             400,000          --            3,700,000
Ralph M. Passino.........       --                 --             12,000          53,000         111,000          490,250
James N. Tanis...........       --                 --             12,000          53,000         111,000          490,250
DeLyle W. Bloomquist.....       --                 --              4,500          35,500          41,600          294,600
Bodo B. Klink............       --                 --              6,000          19,000          55,500          158,875

------------

(1) Market value of underlying securities at December 31, 1997 of $26.75 minus the exercise price.

PENSION PLANS

     The General Chemical Corporation Salaried Employee's Pension Plan (the 'Pension Plan') is a defined benefit plan that generally benefits full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's credited service under the Pension Plan and average annual earnings during the five years of the final ten years of service credited under the Pension Plan for which such employees' earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The Pension Plan provides that a participating employee's right to receive benefits under the Pension Plan becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants.

     In addition, the Named Executives participate in an unfunded nonqualifed excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the Pension

Plan, but which are not payable under the Pension Plan by reason of certain benefit limitations imposed by the Internal Revenue Code of 1986, as amended, (the 'Code').

     The table below indicates the estimated maximum annual retirement benefit a hypothetical participant would be entitled to receive under the Pension Plan and the excess benefit plan (without regard to benefit limitations imposed by the Code) before any deduction for social security benefits if the retirement occurred December 31, 1997, at the age of 65, after the indicated number of years of credited service and if average annual earnings equaled the amounts indicated.

                                                                      YEARS OF CREDITED SERVICE(2)
                                                        --------------------------------------------------------
AVERAGE ANNUAL EARNINGS(1)                              15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-----------------------------------------------------   --------    --------    --------    --------    --------
$  200,000...........................................   $ 60,000    $ 80,000    $100,000    $100,000    $105,000
   250,000...........................................     75,000     100,000     125,000     125,000     131,250
   300,000...........................................     90,000     120,000     150,000     150,000     157,500
   400,000...........................................    120,000     160,000     200,000     200,000     210,000
   500,000...........................................    150,000     200,000     250,000     250,000     262,500
   600,000...........................................    180,000     240,000     300,000     300,000     315,000
   700,000...........................................    210,000     280,000     350,000     350,000     367,500
   800,000...........................................    240,000     320,000     400,000     400,000     420,000
   900,000...........................................    270,000     360,000     450,000     450,000     472,500
 1,000,000...........................................    300,000     400,000     500,000     500,000     525,000

------------

(1) Compensation qualifying as annual earnings under the Pension Plan approximate the amounts set forth as Salary and Bonus in the Summary Compensation table for the individuals listed on such table.

(2) The number of years of credited service under the Pension Plan for Messrs. Russell, Passino, Tanis, Bloomquist and Klink is approximately 21, 18, 10, 9 and 23, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

     The overall objectives of the Company's compensation programs are to attract, motivate and retain the most qualified and talented executives and to provide the incentive for these executives to achieve the Company's business objectives and to create an alignment of the interests of the stockholders and those of the executives. To achieve these objectives, the Company has developed compensation plans that tie a substantial portion of an executive's compensation to the Company's performance as well as to the price of the Company's stock.

     The principal components of the Company's executive compensation program consists of fixed compensation in the form of base salary, variable compensation in the form of annual incentive compensation and long-term compensation in the form of stock options and other equity-based compensation awards.

     Base Salaries. The initial base salaries for executive officers are determined by the Compensation Committee based on its evaluation of the responsibilities of the position held by the executive, their business experience, past performance and anticipated contributions to the Company's future success.

     Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer. The Compensation Committee will take into consideration in the case of each executive officer the scope of their responsibilities, time commitments, financial results, product quality improvements, regulatory compliance, new business development and any other applicable factors. Mr. Russell's base salary was not increased during 1997.

     Annual Incentive Compensation. Pursuant to the terms of the Company's Performance Plan, annual and other periodic incentive compensation becomes payable to the extent that performance objectives specified by the Compensation Committee are achieved. The performance objectives may be based upon either Company-wide or operating unit performance in the following areas: earnings per share, revenues, operating cash flow, operating earnings, working capital to sales ratio and return on capital.

     In 1997, the Compensation Committee made annual incentive compensation awards to executive officers based on achievement of certain net income and earnings per share objectives. Mr. Russell was awarded annual incentive compensation for 1997 of $375,000 which amount was less than the amount otherwise payable pursuant to the performance criteria established under the Company's Performance Plan.

     Long-Term Incentive Compensation. Long-term compensation awards to executive officers consist of stock options, restricted stock, unrestricted stock, performance share awards and stock appreciation rights. During 1996, the Company granted stock options at the IPO price to executive officers in connection with the Company's IPO.

     During 1997, the Company granted an aggregate of 30,000 options to purchase shares of Common Stock and an aggregate of 15,000 restricted units to certain of the Company's executive officers. Generally, such options and restricted units, as applicable, vest on a certain date or pursuant to a vesting schedule, subject, in certain cases, to acceleration based upon the attainment of certain predetermined performance-related thresholds.

     Compliance with Section 162(m). The Compensation Committee believes that, unless circumstances warrant an exception, the Company should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code.

                                          The Compensation Committee
                                          of the Board of Directors

                                          PHILIP E. BEEKMAN, Chairman
                                          PAUL M. MEISTER
                                          SCOTT M. SPERLING

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on May 15, 1996 (the date of the Company's initial public offering of Common Stock) in each of (i) The General Chemical Group Inc. Common Stock (ii) the Standard & Poor's 500 Index and (iii) the Standard & Poor's Chemical Composite Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE GENERAL CHEMICAL GROUP INC. COMMON STOCK,
       THE STANDARD & POOR'S 500 INDEX AND THE STANDARD & POOR'S CHEMICAL
                                COMPOSITE INDEX


                              [PERFORMANCE GRAPH]


                                                                    5/15/96      12/31/96      12/31/97
                                                                    -------      --------      --------

The General Chemical Group Inc.                                     $ 100.0       $135.9        $155.0
Standard & Poor's 500 Index                                         $ 100.0       $112.9        $150.6
Standard & Poor's Chemical Composite Index                          $ 100.0       $108.3        $131.8

                     Assumes $100 Invested On May 15, 1996
                          Assumes Dividend Reinvested

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Messrs. Montrone and Meister are Managing Directors of Latona Associates Inc. (the 'Management Company') a management company controlled by Mr. Montrone. On January 1, 1995, the Company entered into an agreement with the Management Company to provide the Company with strategic guidance and advice related to financing, security offerings, recapitalizations and restructurings, tax, corporate secretarial, employee benefit services, acquisitions and business combinations designed to enhance the long-term growth prospects and value of the Company and other administrative services as well as to provide advice regarding the Company's automotive business.

     Under its agreement with the Management Company, the Company agreed to pay the Management Company an annual fee of $5.6 million, payable quarterly in advance, adjusted annually after 1995 for increases in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index. In accordance with this agreement, the Company paid the Management Company a fee of $5.8 million in 1997. In addition, in connection with any acquisition or business combination with respect to which the Management Company advises the Company, the Company has agreed to pay the Management Company additional fees comparable to those received by investment banking firms for such services (subject to the approval of a majority of the independent directors of the Company). The agreement extends through December 31, 2004. The agreement may be terminated by either party if the other party ceases, or threatens to cease, to carry on its business, or commits a material breach of the agreement which is not remedied within 30 days of notice of such breach. The agreement may also be terminated by the Company if Mr. Montrone ceases to hold, directly or indirectly, shares of the Company's capital stock constituting at least 20 percent of the total of all shares of Common Stock and Class B Common Stock then issued and outstanding. The terms of the agreement between the Company and the Management Company were not the result of arm's length negotiations. The Company has adopted a policy that any amendment to, waiver of, extension of or other change in the terms of the agreement with the Management Company, as well as any transactions perceived to involve potential conflicts of interest, will require the approval of a majority of the independent directors of the Company.

     The Company is party to a registration rights agreement with Mr. Gildea and Network and certain other stockholders of the Company with respect to the registration for resale under the Securities Act of 1933, as revised, of certain shares of Common Stock held by them.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 1998 fiscal year and hereby requests that the stockholders ratify such appointment.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make such statements as they desire. They will also be available to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 1999 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy statement and form of proxy statement, stockholder proposals intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company on or before December 8, 1998. The Company's By-Laws provide that any stockholder of record wishing to nominate candidates for election as Directors or to have a stockholder proposal considered at the annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such annual meeting, or (B) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Any such proposal should be directed to the attention of the Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year ended December 31, 1997 and this proxy statement are being mailed together to all stockholders of the Company of record on April 6, 1998, the record date for voting at the Annual Meeting. The Annual Report, however, is not part of the proxy solicitation material.

                                          By Order of the Board of Directors,

April 7, 1998

     THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, LIBERTY LANE, HAMPTON, NH 03842.

     ADDITIONAL INFORMATION ABOUT THE COMPANY CAN BE FOUND AT OUR INTERNET SITE:
HTTP://WWW.GENCHEM.COM.

                                   APPENDIX 1
                                   PROXY CARD

                        THE GENERAL CHEMICAL GROUP INC.
                          ANNUAL MEETING, MAY 12, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Messrs. Paul M. Montrone, Pual M. Meister, Richard R. Russell and Todd M. DuChene, each with power of substitution, are hereby authorized to vote all shares of common stock of The General Chemical Group Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The General Chemical Group Inc. to be held on Tuesday, May 12, 1998, and at any adjournments, as specified on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.





              (PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE
          REVERSE SIDE HEREON AND RETURN IT IN THE ENCLOSED ENVELOPE.)




                              FOLD AND DETACH HERE

A VOTE FOR PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING IN 1999.

FOR EACH   WITHHOLD AUTHORITY     Nominees: Paul M. Montrone, Philip E. Beekman, John W. Gildea,
 NOMINEE   TO VOTE FOR EACH                 Gerald J. Lewis, Paul M. Meister, Richard R. Russell,
 LISTED.    NOMINEE LISTED.                 Scott M. Sperling and Ira Stepanian

  [ ]           [ ]
                                  (Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)
           -----------------------------------------------------------------------------------------------


2. Ratify the appointment of Deloitte &
   Touche as independent auditors of the
   Company for the current fiscal year.

         FOR     AGAINST     ABSTAIN

          [ ]      [ ]         [ ]

3. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS
   AS MAY PROPERLY COME BEFORE THE MEETING.

A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE
PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND
ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED
HEREBY.


DATED: ____________________________, 1998

_________________________________________

_________________________________________

Signature of Stockholder(s) -- please sign name exactly as imprinted (do not print). Please indicate any change of address.

Note: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, each holder should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.




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